Exhibit 10.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

Addendum to Statement of Work No. 3 – Notes Pilot

This Addendum to Statement of Work No. 3 (“Addendum”), effective as of October 1, 2021, amends and supplements that certain Statement of Work No. 3, dated August 1, 2021 (the “SOW No. 3”), by and between IDS Infotech Limited (“Service Provider”), and Augmedix Operating Corp. f/k/a Augmedix, Inc. (“Augmedix”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in SOW No. 3. Augmedix and Service Provider may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Augmedix Notes refers to the non-real time medical documentation solution provided by Augmedix, which such solution includes Scribing by remote Scribe(s) for User(s) from recordings of patient-User encounters.

WHEREAS, the Parties desire to add Augmedix Notes to SOW No. 3 for a pilot period as an additional Service to be rendered by Service Provider on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to supplement SOW No. 3 as follows:

1. Augmedix Notes Pilot Period. The term of this Addendum shall commence on the Effective Date and expire three (3) months following the first day Service Provider begins producing one or more Charts for all or part of an Augmedix Notes User’s scheduled shift (“Addendum Term”). The Parties may extend the Term of this Addendum by mutual written agreement.

2. Augmedix Notes Service Fees. As of the Effective Date, each calendar month during the Addendum Term, Augmedix will pay Service Provider [***] per Chart of each Augmedix Notes In-Service User during the prior calendar month.

3. General. This Addendum is hereby incorporated into SOW No. 3 by reference. Except as expressly amended herein, all other terms of SOW No. 3 are hereby confirmed and remain in full force and effect. To the extent that there is any conflict between the terms of this Addendum and those of the Addendum, the terms of this Addendum shall control. This Addendum may be executed in several counterparts, all of which taken together shall constitute one single agreement between the Parties and any full and complete copy thereof shall constitute an original.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [*], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO AUGMEDIX, INC. IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum effective as of the Effective Date.

Acknowledged and Agreed:

IDS Infotech Limited		Augmedix Operating Corp. f/k/a Augmedix, Inc.

By:	/s/ Deepak Mahajan	By:	/s/ Sandra Breber
Name:	Deepak Mahajan	Name:	Sandra Breber
Title:	Group CFO	Title:	COO
Date:	10/09/2021	Date:	10/12/2021